SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  July 29, 2003


                            INDUSTRIAL MINERALS, INC.
                           ---------------------------
       (Exact name of registrant as specified in its charter post-merger)



Delaware                         000-30651                  06-1474412
----------------------           ---------                  -----------------
(State or other                 (Commission File No.)       (IRS Employer
jurisdiction of                                             Identification  No.)
incorporation)


      One Dundas Street West, Suite 2500, Toronto, Ontario, Canada M5G 1Z3
      --------------------------------------------------------------------
                             (Address of Registrant)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (416) 979-4621

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

        None.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        None.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

        None.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        None.


ITEM 5. OTHER EVENTS

On July 24, 2003, Industrial Minerals Canada Inc., a wholly owned subsidiary of Industrial Minerals, Inc., and Mohawk Investment Group and Community of Southend Reserve No. 200 and 209 and Southend Reindeer Development Corporation signed a memorandum of understanding.

The parties have agreed to form a limited partnership for the purpose of conduct -ing a business involving the mining, milling, transportation, and the sale of graphite located on the reserve. The community of Southend would have 50% interest while the Mohawk Investment Group and Industrial Minerals Canada Inc would each have 25% of the partnership.

The financial terms of this agreement are to be negotiated.

Further agreements to be negotiated may include but are not necessarily limited to the following:

1.       Limited Partnership Agreement;
2.       Unanimous Shareholders Agreement;
3.       Graphite Licensing agreement;
4.       Patent licensing agreement;
5. Marketing agreement between the operating company and any party with whom it engages in joint marketing efforts;
6.       Buyout agreement; and
7.       Hiring policy agreement.

While management of Industrial Minerals Inc. believes these agreements will be signed, it wants to caution investors that there is no verbal or written commitment on the part of any party to sign the above agreements.

Investors should not rely or consider this possible venture when making investment decisions concerning Industrial Minerals Inc., as the parties to this memorandum of understanding may not enter into any further contracts.

ITEM 6. RESIGNATION AND APPOINTMENT OF DIRECTORS

        None.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

        a.  Financial Statements - None

        b.  Pro Forma Financials - None

        c.  Exhibits - None

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: July 30, 2003                   INDUSTRIAL MINERALS, INC.


                                           /s/ John Melnyk
                                       By: -------------------------------------
                                           John Melnyk, CFO